Exhibit (31) (a)

                                 CERTIFICATIONS


I, John A. Emrich, certify that:

      1. I have reviewed this annual report on Form 10-K of Guilford Mills, Inc.;

      2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;


Date:  March 9, 2004



/s/ John A. Emrich
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John A. Emrich
President and Chief Executive Officer